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                                                                     EXHIBIT 4.5

                              CERTIFICATE OF TRUST

                                       OF

                        FIRST MERCHANTS CAPITAL TRUST III

     This Certificate of Trust is being executed as of December 12, 2001 for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. Sections 3801 et seq. (the "Act").

     The undersigned hereby certifies as follows:

1. Name. The name of the business trust is "First Merchants Capital Trust III" (the "Trust").

2. Delaware Trustee. The name and business address of the Delaware trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

     First Union Trust Company, National Association
     One Rodney Square
     920 King Street
     Suite 102
     Wilmington, Delaware 19801
     Attention: Corporate Trust Trustee Administration

3. Effective. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.

FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION
AS DELAWARE TRUSTEE

By:    /s/ Edward L. Truitt, Jr.
   --------------------------------------
   Name:   Edward L. Truitt, Jr.
        ---------------------------------
   Title:  Vice President
         --------------------------------

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ADMINISTRATIVE TRUSTEE

     /s/ Michael L. Cox
-----------------------------------------
     Michael L. Cox

ADMINISTRATIVE TRUSTEE

     /s/ Larry R. Helms
-----------------------------------------
     Larry R. Helms, Esq.

ADMINISTRATIVE TRUSTEE

     /s/ Mark K. Hardwick
-----------------------------------------
     Mark K. Hardwick

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